Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of [_________], 2021, by and among General Atlantic AIV (EW) Blocker, LLC, a Delaware limited liability company (“GA Blocker”), EWC Merger Sub 1, Inc., a Delaware corporation (“Merger Sub” and, together with GA Blocker, the “Constituent Entities”), European Wax Center, Inc., a Delaware corporation (“Pubco”), and GA AIV-1 B Interholdco (EW), L.P., a Delaware limited partnership (“GA Holder”).

W I T N E S S E T H:

WHEREAS, Pubco plans to effectuate an initial public offering (“IPO”) of Pubco’s Class A Common Stock, par value $0.00001 per share (“Class A Stock”), as contemplated by Pubco’s Registration Statement on Form S-1, as amended (File No. [_________]) (the “Registration Statement); and

WHEREAS, the board of directors of each of Pubco and Merger Sub and the sole member of GA Blocker have each deemed it advisable and in the best interests of the Constituent Entities and their respective equityholders that (i) Merger Sub merge with and into GA Blocker under and pursuant to the provisions of the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”) and (ii) immediately following such merger, GA Blocker merge with and into Pubco under and pursuant to the provisions of the DGCL and the DLLCA.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGERS

Section 1.1             The Mergers.

(a)               Upon the terms and subject to the conditions set forth in this Agreement, at Effective Time I (as defined below) Merger Sub will be merged (“Merger I”) with and into GA Blocker in accordance with the provisions of Section 264 of the DGCL and Section 18-209 of the DLLCA. Following Merger I, GA Blocker will continue as the surviving entity (“Surviving Entity I”) and the separate legal existence of Merger Sub shall cease.

(b)               Upon the terms and subject to the conditions set forth in this Agreement, at Effective Time II (as defined below) Surviving Entity I will be merged (“Merger II”, together with Merger I, the “Mergers” and each, a “Merger”) with and into Pubco in accordance with the provisions of Section 264 of the DGCL and Section 18-209 of the DLLCA. Following Merger II, Pubco will continue as the surviving entity (“Surviving Entity II”, together with Surviving Entity I, the “Surviving Entities” and each, a “Surviving Entity”) and the separate legal existence of Surviving Entity I shall cease.

Section 1.2             Effective Time.

(a)               Merger I will be consummated on the Closing Date (as defined below) by the filing of a certificate of merger substantially in the form of Exhibit A-1 hereto (the “Certificate of Merger I”) with the Secretary of State of the State of Delaware in accordance with Section 264 of the DGCL and Section 18-209 of the DLLCA. The time Merger I becomes effective in accordance with Section 264 of the DGCL and Section 18-209(d) of the DLLCA is referred to in this Agreement as “Effective Time I.”

(b)               Merger II will be consummated immediately following Merger I on the Closing Date by the filing of a certificate of merger substantially in the form of Exhibit A-2 hereto (the “Certificate of Merger II”) with the Secretary of State of the State of Delaware in accordance with Section 264 of the DGCL and Section 18-209 of the DLLCA. The time Merger II becomes effective in accordance with Section 264 of the DGCL and Section 18-209(d) of the DLLCA is referred to in this Agreement as “Effective Time II.”

Section 1.3             Effects of the Mergers.

(a)               Merger I will have the effects set forth in Section 259 of the DGCL and Section 18-209(g) of the DLLCA. Without limiting the generality of the foregoing, as of Effective Time I, all properties, rights, privileges, powers and franchises of Merger Sub will vest in GA Blocker, as Surviving Entity I, and all debts, liabilities and duties of Merger Sub will become debts, liabilities and duties of GA Blocker, as Surviving Entity I.

(b)               Merger II will have the effects set forth in Section 259 of the DGCL and Section 18-209(g) of the DLLCA. Without limiting the generality of the foregoing, as of Effective Time II, all properties, rights, privileges, powers and franchises of Surviving Entity I will vest in Pubco, as Surviving Entity II, and all debts, liabilities and duties of Surviving Entity I will become debts, liabilities and duties of Pubco, as Surviving Entity II.

Section 1.4             Organizational Documents.

(a)               Merger I. The Certificate of Formation and Limited Liability Company Agreement of GA Blocker as in effect immediately preceding Effective Time I shall remain unchanged as a result of Merger I and shall continue as the Certificate of Formation and Limited Liability Company Agreement of Surviving Entity I following Merger I.

(b)               Merger II.

(i)              The Certificate of Incorporation of Pubco as in effect immediately preceding Effective Time II shall remain unchanged as a result of Merger II and shall continue as the Certificate of Incorporation of Surviving Entity II following Merger II.

(ii)           The By-Laws of Pubco as in effect immediately preceding Effective Time II shall remain unchanged as a result of Merger II and shall continue as the By-Laws of Surviving Entity II following Merger II.

Section 1.5             Directors and Officers.

(a)               The managers and officers of GA Blocker at Effective Time II, if any, shall continue as the managers and officers of Surviving Entity I, and will hold office until Effective Time II.

(b)               The directors and officers of Pubco at Effective Time II shall continue as the directors and officers of Surviving Entity II, and will hold office from Effective Time II until their respective successors are duly elected or appointed and qualified in the manner provided in the By-Laws of Surviving Entity II or as otherwise provided by law.

Section 1.6             Equity Securities.

(a)               At Effective Time I, each of the following transactions shall be deemed to occur simultaneously:

(i)              Subject to Section 1.7, 100% of the limited liability company interests of GA Blocker outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled and converted into (1) [●] shares of Class A Stock and (2) the rights of Pubco to receive payments in respect of certain cash tax savings of Pubco that are the subject of that certain Tax Receivable Agreement, dated as of the date hereof, by and between Pubco and the other parties thereto (the “Tax Receivable Agreement”).

(ii)           The parties acknowledge that Pubco is issuing the shares of Class A Stock to GA Holder pursuant to Section 1.6(a)(i) (the “Issued Shares”) in reliance upon the representations given by GA Holder in Section 3.1 of that certain Reorganization Agreement, dated as of the date hereof, by and among the GA Blocker, GAPCO AIV Blocker (EW), LLC, a Delaware limited liability company, Pubco, GAPCO AIV Interholdco (EW), L.P., a Delaware limited partnership, GA Holder, EWC Ventures, LLC, a Delaware limited liability company (“EWC”), and the other persons party thereto (the “Reorganization Agreement”), and in Section 1.8 hereof.

(iii)         The shares of common stock of Merger Sub outstanding immediately prior to the Effective Time (100% of which are held by Pubco) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into limited liability company interests in GA Blocker (100% of which shall be held by Pubco).

(b)               At Effective Time II, each of the following transactions shall be deemed to occur simultaneously:

(i)              Without any action on the part of the holder thereof, the capital stock of Pubco outstanding immediately prior to Effective Time II shall remain outstanding capital stock of Surviving Entity II.

(ii)           Without any action on the part of the holder thereof, the limited liability company interests of GA Blocker held by Pubco shall be cancelled and shall cease to exist, and Pubco shall cease to have any rights with respect thereto.

Section 1.7             No Fractional Shares. Notwithstanding anything to the contrary in Section 1.6(a), no fractional shares of Class A Stock will be issued. If the number of shares of Class A Stock to be received by GA Holder is not a whole number, then the number of shares of Class A Stock that GA Holder shall be entitled to receive pursuant to this Agreement shall be rounded up or down to the nearest whole share.

Section 1.8             GA Holder Representations. GA Holder hereby makes the following representations and warranties:

(a)               GA Blocker.

(i)                    GA Holder has delivered to Pubco and Merger Sub a true and complete copy of the certificate of formation of GA Blocker and the limited liability company agreement of GA Blocker, each as in effect on the date hereof.

(ii)                 As of the date hereof (and as of immediately prior to the Effective Time), (i) 100% of the limited liability company interests of GA Blocker is owned by GA Holder and (ii) except as provided in the foregoing clause (i), no other limited liability company interests of GA Blocker, or securities convertible or exchangeable into or exercisable for any limited liability company interests of GA Blocker, are authorized, issued, reserved for issuance or outstanding.

(iii)               Other than (a) its investment in EWC, (b) the transactions contemplated by the Reorganization Agreement, (c) holding cash or cash equivalents, (d) maintaining its corporate existence (including the payment of any taxes and/or other fees and the preparation and filing of any returns in respect thereof) and (e) ministerial acts necessary to conducting the operations listed in the foregoing clauses (a) through (d), GA Blocker (i) has not conducted any business since its formation and (ii) has no indebtedness or other liabilities.

(iv)                All limited liability company interests of GA Blocker have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any pre-emptive rights.

(v)            As of the date hereof (and as of immediately prior to the Effective Time): (a) all material tax returns required to be filed by GA Blocker have been timely filed in accordance with applicable law; (b) GA Blocker has timely paid all material taxes required to be paid by it in accordance with applicable law (whether or not shown on such tax returns); (c) there are no tax audits, assessments, disputes or other proceedings in respect of a material tax liability currently pending or, to the knowledge of GA Holder, threatened in writing against GA Blocker; and (d) there are no mortgage, pledge, security interest, claim, encumbrance, hypothecation, transfer restriction, lien or charge of any kind (except for such limitations arising under the Securities Act or similar applicable law) (“Liens”) for taxes on the assets of GA Blocker other than Liens for current taxes not yet due and payable. It shall not be a breach of any of the representations in this Section 1.8(a)(v) if the failure or inaccuracy of the representations arises as a result of EWC or its affiliates (i) having provided inaccurate information to GA Blocker or GA Holder (including on a schedule K-1) or (ii) having failed to provide GA Blocker or GA Holder with any information required by them.

(vi)          GA Blocker has elected to be classified as a corporation for U.S. federal income tax purposes, effective as of the date of its formation.

(b)               GA Holder.

(i)                    GA Holder is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and (ii) has sufficient knowledge and experience in financial and business matters, either alone or with the aid of a purchaser representative, to evaluate and understand the merits and risks of the investment, including the risk that it could lose its entire investment.

(ii)                 GA Holder or its representative has had access to the same kind of information concerning Pubco that is required by Schedule A of the Securities Act, to the extent that Pubco possesses such information.

(iii)               GA Holder has received a copy the Registration Statement, and such other information as GA Holder may have requested from Pubco.

(iv)                GA Holder understands that the Issued Shares have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction, and the Issued Shares must be held indefinitely, are subject to restrictions on sale, disposition and other transfer and any sale, disposition or other transfer permitted under the terms of this Agreement must be registered under the Securities Act and such other securities laws unless an exemption from registration under the Securities Act and such other securities laws covering the sale, disposition or other transfer of the Issued Shares is available.

(v)                  The Issued Shares are being purchased by GA Holder for its own sole benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof.

(vi)                GA Holder understands that the certificate or certificates representing the Issued Shares (if certificated) may be impressed with a legend stating that the Issued Shares have not been registered under the Securities Act or any state securities laws and setting out or referring to the restrictions on the transfer and resale of the Issued Shares.

(vii)             GA Holder understands that stop transfer instructions in respect of the Issued Shares may be issued to any transfer agent of the Issued Shares, transfer clerk or other agent at any time acting for Pubco.

Section 1.9             Merger Sub Representations. Merger Sub hereby represents and warrants that it has no assets and has not conducted any business since its formation other than in connection with the transactions contemplated by the Reorganization Agreement. Merger Sub hereby acknowledges and understands that GA Blocker and GA Holder are entering into this Agreement and the transactions contemplated hereby in reliance upon the representations given by Merger Sub in Section 3.1 of the Reorganization Agreement.

Section 1.10         Pubco Representations. Pubco hereby represents and warrants that the Issued Shares will be duly authorized by all necessary corporate action on the part of Pubco and, when issued, will be validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. Pubco hereby acknowledges and understands that GA Blocker and GA Holder are entering into this Agreement and the transactions contemplated hereby in reliance upon the representations given by Pubco in Section 3.1 of the Reorganization Agreement.

Section 1.11         Pubco Covenants. Pubco hereby covenants and agrees to take all action necessary to cause Merger Sub to perform all of its respective agreements, covenants and obligations under this Agreement on a timely basis. Pubco unconditionally guarantees to each of GA Blocker and GA Holder the full and complete performance by Merger Sub of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub under this Agreement. Pubco hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 1.11 or elsewhere in this Agreement.

Section 1.12         Tax Matters.

(a)               (i) The parties to this Agreement intend for, and will use all reasonable best efforts to cause, the Mergers to qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code” and such qualification, the “Reorganization Treatment”), (ii) from and after the date of this Agreement and until the Effective Time, each party to this Agreement shall not, without the prior written consent of the other parties to this Agreement, knowingly take any actions or cause any actions to be taken which could prevent the Mergers from qualifying for the Reorganization Treatment, (iii) this Agreement and any related agreements shall constitute a plan of reorganization pursuant to Treasury Regulation Section 1.368-2(g), and (iv) in the event any tax authority challenges the Reorganization Treatment, and if, pursuant to a final determination, a tax authority determines that the Mergers do not qualify for the Reorganization Treatment, the parties shall report the Mergers for U.S. federal income tax purposes as (x) a qualified stock purchase (as defined in Section 338(d) of the Code) of GA Blocker by Pubco, followed by (y) the complete liquidation of GA Blocker into Pubco under Section 332 of the Code.

ARTICLE II

CONDITIONS PRECEDENT TO THE CLOSING; THE CLOSING

Section 2.1             Conditions Necessary for the Effectiveness of the Mergers. The satisfaction or waiver of the following conditions by each of the parties hereto shall be necessary for the effectiveness of each Merger:

(a)               Promptly following the execution hereof, each of the Constituent Entities party to such Merger shall deliver to the other evidence of the adoption of this Agreement, and the approval of such Merger, by the requisite vote of its members and/or stockholders, as applicable; it being acknowledged that no vote of the stockholders of Pubco is required to adopt this Agreement or approve Merger II due to the provisions of Section 264(e) (and its incorporation by reference of Section 251(f) of the DGCL);

(b)               The following agreements shall have been executed and delivered by each of the parties thereto to each of the other parties thereto and such agreements shall be in full force and effect prior to, or substantially contemporaneously with, the Closing (as defined below);

(i)          the underwriting agreement relating to the IPO by and between Pubco and the underwriters of the IPO;

(ii)         the Company LLC Agreement (as such term is defined in the Reorganization Agreement);

(iii)        the Tax Receivable Agreement;

(iv)        the Stockholders Agreement (as defined in the Reorganization Agreement); and

(v)         the Registration Rights Agreement (as defined in the Reorganization Agreement).

Section 2.2             The Closing. The consummation of the Mergers (the “Closing”) will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, on a date to be mutually agreed upon by the parties (the “Closing Date”).

Section 2.3             Closing Date Events. At the Closing, the Constituent Entities party to such Merger shall cause the applicable Certificate of Merger to be filed as provided in Section 1.2.

ARTICLE III

MISCELLANEOUS

Section 3.1             Termination. Notwithstanding anything herein to the contrary, this Agreement and the Mergers may be terminated or abandoned by written agreement of each of Pubco, Merger Sub, GA Blocker and GA Holder at any time prior to the Effective Time and there shall be no further liability on the part of any of the parties hereto.

Section 3.2             Further Assurances. If at any time either Surviving Entity shall consider or be advised that any further assignment or assurances in law are necessary or desirable to vest in such Surviving Entity the title to any property or rights of the applicable Constituent Entities, the members and officers of such Constituent Entities shall grant the members and officers of such Surviving Entity a limited power of attorney to execute and make all such proper assignments and assurances in law and to do all things reasonably necessary and proper to thus vest such property or rights in such Surviving Entity, and otherwise to carry out the purposes of this Agreement.

Section 3.3             Binding Agreement. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

Section 3.4             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

Section 3.5             Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.3 of the Reorganization Agreement (the form of which is incorporated by reference herein) or by any other manner permitted by applicable law, shall be deemed effective service of process on such party.

Section 3.6             WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.7             Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile or electronic mail signature(s). Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 3.8             Joint Negotiation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 3.9             Entire Agreement. This Agreement and the Reorganization Documents (as defined in the Reorganization Agreement) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any person or other party hereto.

Section 3.10         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first written above.

EUROPEAN WAX CENTER, INC.

By:
Name:
Title:

EWC MERGER SUB 1, INC.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

GENERAL ATLANTIC AIV (EW) BLOCKER, LLC

By:	GA AIV-1 B Interholdco (EW), L.P.,
its sole member

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

GA AIV-1 B INTERHOLDCO (EW), L.P.

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

EXHIBIT A-1

CERTIFICATE OF MERGER

OF

EWC MERGER SUB 1, INC.
(a Delaware corporation)

INTO

GENERAL ATLANTIC AIV (EW) BLOCKER, LLC
(a Delaware limited liability company)

Pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the “Act”) and Section 264 of the Delaware General Corporation Law (the “DGCL”), the undersigned DO HEREBY CERTIFY THAT:

1.	The name and jurisdiction of formation or organization of the entities that are to merge (the “Constituent Entities”) are EWC Merger Sub 1, Inc., a Delaware corporation (“Merger Sub”), and General Atlantic AIV (EW) Blocker, LLC, a Delaware limited liability company (“GA Blocker”).

2.	An Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 18-209 of the Act and Section 264 of the DGCL.

3.	Pursuant to the Merger Agreement, Merger Sub shall be merged with and into GA Blocker (the “Merger”), with GA Blocker as the surviving entity (the “Surviving Entity”), whose name following the Merger shall remain unchanged.

4.	The Merger is to become effective as of [___] Delaware time on [_______], 2021.

5.	The executed Merger Agreement is on file at the principal place of business of the Surviving Entity, the address of which is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 32nd Floor, New York, NY 10055.

6.	A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of either of the Constituent Entities.

IN WITNESS WHEREOF, this certificate has been executed as of [____] ___, 2021 by the undersigned.

EWC MERGER SUB 1, INC.

By:
Name:
Title:

[Signature Page to Certificate of Merger]

GENERAL ATLANTIC AIV (EW) BLOCKER, LLC

By:	GA AIV-1 B Interholdco (EW), L.P.,
its sole member

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

[Signature Page to Certificate of Merger]

EXHIBIT A-2

CERTIFICATE OF MERGER

OF

GENERAL ATLANTIC AIV (EW) BLOCKER, LLC

(a Delaware limited liability company)

INTO

EUROPEAN WAX CENTER, INC.
(a Delaware corporation)

Pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the “Act”) and Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned DO HEREBY CERTIFY THAT:

7.	The name and jurisdiction of formation or organization of the entities that are to merge (the “Constituent Entities”) are European Wax Center, Inc., a Delaware corporation (“Pubco”), and General Atlantic AIV (EW) Blocker, LLC, a Delaware limited liability company (“GA Blocker”).

8.	An Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 18-209 of the Act and Section 264 of the DGCL.

9.	Pursuant to the Merger Agreement, GA Blocker shall be merged with and into Pubco (the “Merger”), with Pubco as the surviving entity (the “Surviving Entity”), whose name following the Merger shall remain unchanged.

10.	The Merger is to become effective as of [___] Delaware time on [_______], 2021.

11.	The executed Merger Agreement is on file at the principal place of business of the Surviving Entity, the address of which is 5830 Granite Parkway, 3rd Floor, Plano, TX 75024.

12.	A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of GA Blocker.

IN WITNESS WHEREOF, this certificate has been executed as of [____] ___, 2021 by the undersigned.

EUROPEAN WAX CENTER, INC.

By:
Name:
Title:

[Signature Page to Certificate of Merger]

GENERAL ATLANTIC AIV (EW) BLOCKER, LLC

By:	GA AIV-1 B Interholdco (EW), L.P.,
its sole member

By:	General Atlantic (SPV) GP, LLC,
its general partner

By:	General Atlantic LLC,
its sole member

By:
Name:
Title:

[Signature Page to Certificate of Merger]